EXHIBIT 10(A)
FIRST AMENDMENT TO
THE PROGRESSIVE CORPORATION
DIRECTORS RESTRICTED STOCK DEFERRAL PLAN
          WHEREAS, The Progressive Corporation Directors Restricted Stock Deferral Plan is currently maintained pursuant to a Plan document dated February 1, 2004; and
          WHEREAS, it is deemed desirable to amend the Plan;
          NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth:
1.	Effective September 1, 2005, the second to last sentence of Section 4.5 is hereby amended and restated in its entirety to provide as follows:

“ Distribution with respect to the Stock Units credited to a Participant’s Stock Account under this Plan shall in all cases be satisfied by the delivery by the Company of a number of Shares equal to the number of Stock Units with respect to which such distribution is being made, except that any portion of such distribution that is derived from Dividend Equivalent Amounts or fractional shares shall be satisfied in cash, based on the average of the high and low trading prices of Shares on the business day immediately preceding such distribution.”

2.	Effective December 1, 2005, the following is hereby added to the Plan at the end of Section 4.1:

“Notwithstanding the preceding provisions of this Section 4.1, or any other provisions of the Plan, each Participant who elected to defer any portion of an Eligible Restricted Stock Award granted in 2005 may revoke such election. Such revocation shall be in writing on such forms as the Committee shall prescribe and must be received by the Committee on or before December 30, 2005.”

3.	Except as expressly provided in this Amendment, the terms and provisions of this Plan shall remain entirely unchanged and continue in full force and effect.
          IN WITNESS WHEREOF, the undersigned has hereunto caused this Amendment to be executed by its duly authorized representative effective as of the date set forth above.

THE PROGRESSIVE CORPORATION

By: /s/ Charles E. Jarrett
Title: Vice President